Exhibit 16.1

January 8, 2014

United States Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Re:          Armco Metals Holdings, Inc. (formerly China Armco Metals, Inc.)

Commission File Number: 001-34631

Commissioners:

We have read Item 4.01 of Form 8-K/A dated December 31, 2013, of Armco Metals Holdings, Inc. (formerly China Armco Metals, Inc.) and are in agreement with the statements contained therein insofar as they related to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, P.C.

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